UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2022

CHASE CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	1-9852	11-1797126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

377 University Avenue, Westwood, Massachusetts 02090

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (781) 332-0700

295 University Avenue, Westwood, Massachusetts 02090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.10 par value	CCF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Section 5 - Corporate Governance and Management

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2022, the Compensation and Management Committee of the Board of Directors of Chase Corporation (the “Company”) approved an equity retention agreement with the Treasurer and Chief Financial Officer, Michael J. Bourque. The equity retention agreement provides the opportunity for the participating executive team member to receive equity awards in exchange for his long-term commitment to the Company. The Treasurer and Chief Financial Officer’s equity retention agreement consists of time-based restricted stock (grant date value of $505,920) and stock options (grant date value of $505,920, based on a Black-Scholes calculation) with both the shares and options having a grant date of February 1, 2022 and cliff vesting on January 31, 2025 (3 years from grant date) if continued employment conditions are met.

Item 5.07 — Submission of Matters to a Vote of Security Holders

The 2022 Annual Meeting of Shareholders of Chase Corporation was held on February 1, 2022.  The following proposals were voted on at the 2022 Annual Meeting.  Each proposal is more fully described in the Company’s Definitive Proxy Statement for the 2022 Annual Meeting, as filed with the SEC on December 22, 2021.

Proposal 1 — For the election of nominees for the Board of Directors.  The nine nominees named in the Company’s Definitive Proxy Statement were elected as Directors, to serve until the 2023 Annual Meeting of Shareholders, with the following votes:

Name of Director	In Favor	Votes Withheld	Broker Non-Votes
Adam P. Chase	8,277,295	46,617	500,874
Peter R. Chase	7,999,980	323,932	500,874
Mary Claire Chase	7,119,256	1,204,656	500,874
Thomas D. DeByle	8,248,482	75,430	500,874
John H. Derby III	8,247,605	76,307	500,874
Chad A. McDaniel	8,249,195	74,717	500,874
Dana Mohler-Faria	8,204,360	119,552	500,874
Joan Wallace-Benjamin	8,241,443	82,469	500,874
Thomas Wroe, Jr.	8,221,903	102,009	500,874

Proposal 2 — For the approval of the amendment to the 2013 Equity Incentive Plan (the “2013 Plan”). The proposal passed with the following votes:

In Favor	Votes Against	Abstentions	Broker Non-Votes
6,109,287	2,152,034	62,591	500,874

Proposal 3 — A non-binding, advisory vote to approve the executive compensation of our named executive officers.  Although this vote is non-binding on the Company or the Board of Directors, the voting results will be reviewed and considered when making future decisions regarding the Company’s executive compensation program.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions	Broker Non-Votes
7,943,535	350,152	30,225	500,874

Proposal 4 — For the ratification of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 31, 2022.  The proposal passed with the following votes:

In Favor	Votes Against	Abstentions
8,809,431	1,263	14,092

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chase Corporation

Dated: February 4, 2022	By:	/s/ Michael J. Bourque
Michael J. Bourque
Treasurer and Chief Financial Officer

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